Exhibit 10.35

LOAN AGREEMENT

BY AND BETWEEN

THE STATE OF NEW JERSEY,

ACTING BY AND THROUGH THE NEW JERSEY
DEPARTMENT OF ENVIRONMENTAL PROTECTION,

AND

MIDDLESEX WATER COMPANY

DATED AS OF NOVEMBER 1, 2008

TABLE OF CONTENTS

Page
ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions	2

ARTICLE II

REPRESENTATIONS AND COVENANTS OF BORROWER

SECTION 2.01. Representations of Borrower	6
SECTION 2.02. Particular Covenants of Borrower	9

ARTICLE III

LOAN TO BORROWER; AMOUNTS PAYABLE; GENERAL AGREEMENTS

SECTION 3.01. Loan; Loan Term	14
SECTION 3.02. Disbursement of Loan Proceeds	14
SECTION 3.03. Amounts Payable	15
SECTION 3.03A. Amounts on Deposit in Project Loan Account after Completion of Project Draws	16
SECTION 3.04. Unconditional Obligations	16
SECTION 3.05. Loan Agreement to Survive Loan	17
SECTION 3.06. Disclaimer of Warranties and Indemnification	17
SECTION 3.07. Option to Prepay Loan Repayments	18
SECTION 3.08. Priority of Loan and Trust Loan	18
SECTION 3.09. Approval of the New Jersey State Treasurer	19

ARTICLE IV

ASSIGNMENT OF LOAN AGREEMENT AND BORROWER BOND

SECTION 4.01. Assignment and Transfer by State	20
SECTION 4.02. Assignment by Borrower	20

ARTICLE V

EVENTS OF DEFAULT AND REMEDIES

SECTION 5.01. Events of Default	21
SECTION 5.02. Notice of Default	22
SECTION 5.03. Remedies on Default	22
SECTION 5.04. Attorneys' Fees and Other Expenses	22

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NEW JERSEY ENVIRONMENTAL INFRASTRUCTURE FUND LOAN AGREEMENT

THIS LOAN AGREEMENT, made and entered into as of November 1, 2008, by and between THE STATE OF NEW JERSEY, acting by and through the New Jersey Department of Environmental Protection, and the Borrower (capitalized terms used in this Loan Agreement shall have, unless the context otherwise requires, the meanings ascribed thereto in Section 1.01 hereof);

WITNESSETH THAT:

WHEREAS, the Borrower has, in accordance with the Regulations, made timely application to the State for a Loan to finance a portion of the Cost of the Project;

WHEREAS, the State has approved the Borrower's application for a Loan from Federal Funds, if and when received by and available to the State, and moneys from repayments of loans previously made from such Federal Funds, in the amount of the loan commitment set forth in Exhibit A-2 attached hereto and made a part hereof to finance a portion of the Cost of the Project;

WHEREAS, the New Jersey State Legislature has approved an appropriations act that authorizes an expenditure of said proceeds, Federal Funds or related moneys to finance a portion of the Cost of the Project;

WHEREAS, the Borrower, in accordance with the Business Corporation Law and all other applicable law, will issue a Borrower Bond to the State evidencing said Loan at the Loan Closing; and

WHEREAS, in accordance with the New Jersey Environmental Infrastructure Trust Act, P.L. 1985, c. 334, as amended, and the Regulations, the Borrower has been awarded a Trust Loan for a portion of the Cost of the Project plus, if applicable to the Borrower, capitalized interest on the Trust Loan, certain costs of issuance and bond insurance premium related thereto.

NOW, THEREFORE, for and in consideration of the award of the Loan by the State, the Borrower agrees to complete the Project and to perform under this Loan Agreement in accordance with the conditions, covenants and procedures set forth herein and attached hereto as part hereof, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.  Definitions.  The following terms as used in this Loan Agreement shall, unless the context clearly requires otherwise, have the following meanings:

"Administrative Fee" means an annual fee of up to one percent (1.0%) of the initial principal amount of the Loan or such lesser amount, if any, as may be authorized by any act of the New Jersey State Legislature and as the State may approve from time to time.

"Authorized Officer" means, in the case of the Borrower, any person or persons authorized pursuant to a resolution of the board of directors of the Borrower to perform any act or execute any document relating to the Loan, the Borrower Bond or this Loan Agreement.

"Borrower" means the corporation that is a party to and is described in Schedule A to this Loan Agreement, and its successors and assigns.

"Borrower Bond" means the general obligation bond, note, debenture or other evidence of indebtedness authorized, executed, attested and delivered by the Borrower to the State and authenticated, if applicable, on behalf of the Borrower to evidence the Loan, a specimen of which is attached hereto as Exhibit D and made a part hereof.

"Borrowers" means any other Local Government Unit or Private Entity (as such terms are defined in the Regulations) authorized to construct, operate and maintain Environmental Infrastructure Facilities that have entered into Loan Agreements with the State pursuant to which the State will make Loans to such recipients from Federal Funds.

"Business Corporation Law" means the "New Jersey Business Corporation Act", constituting Chapter 263 of the Pamphlet Laws of 1968 of the State (codified at N.J.S.A. 14A:1-1 et seq.), as the same may from time to time be amended and supplemented.

"Code" means the Internal Revenue Code of 1986, as the same may from time to time be amended and supplemented, including any regulations promulgated thereunder, any successor code thereto and any administrative or judicial interpretations thereof.

"Cost" means those costs that are eligible, reasonable, necessary, allocable to the Project and permitted by generally accepted accounting principles, including Allowances and Building Costs (as defined in the Regulations), as shall be determined on a project-specific basis in accordance with the Regulations as set forth in Exhibit B hereto, as the same may be amended by subsequent eligible costs as evidenced by a certificate of an authorized officer of the State.

“Department” means the New Jersey Department of Environmental Protection

"Environmental Infrastructure Facilities" means Water Supply Facilities (as such term is defined in the Regulations).

"Environmental Infrastructure System" means the Environmental Infrastructure Facilities of the Borrower, including the Project, described in Exhibit A-1 attached hereto and made a part hereof for which the Borrower is borrowing the Loan under this Loan Agreement.

"Event of Default" means any occurrence or event specified in Section 5.01 hereof.

“Excess Project Funds” shall have the meaning set forth in Section 3.03A hereof.

"Federal Funds" means those funds awarded to the State pursuant to the Clean Water Act (33 U.S.C. §1251 et seq.) or the Safe Drinking Water Act (42 U.S.C. §300f et seq.), as the same may from time to time be amended and supplemented.

"Loan" means the loan made by the State to the Borrower to finance or refinance a portion of the Cost of the Project pursuant to this Loan Agreement.  For all purposes of this Loan Agreement, the principal amount of the Loan at any time shall be the amount of the loan commitment set forth in Exhibit A-2 attached hereto and made a part hereof (such amount being also specified as the initial aggregate principal amount of the Borrower Bond) less any amount of such principal amount that has been repaid by the Borrower under this Loan Agreement and less any adjustment made for low bid or final building costs pursuant to the provisions of N.J.A.C. 7:22-3.26 and the appropriations act of the New Jersey State Legislature authorizing the expenditure of moneys to finance a portion of the Cost of the Project.

"Loan Agreement" means this Loan Agreement, including the Exhibits attached hereto, as it may be supplemented, modified or amended from time to time in accordance with the terms hereof.

"Loan Agreements" means any other loan agreements entered into by and between the State and one or more of the Borrowers pursuant to which the State will make Loans to such Borrowers from Federal Funds.

"Loan Closing" means the date upon which the Borrower shall deliver its Borrower Bond, as previously authorized, executed, attested and, if applicable, authenticated, to the State.

"Loan Repayments" means the sum of (i) the repayments of the principal amount of the Loan payable by the Borrower pursuant to Section 3.03(a) of this Loan Agreement and (ii) any late charges incurred hereunder, but shall not include the Administrative Fee.

"Loan Term" means the term of this Loan Agreement provided in Sections 3.01 and 3.03 hereof and in Exhibit A-2 attached hereto and made a part hereof.

"Loans" means the loans made by the State to the Borrowers under the Loan Agreements from Federal Funds.

"Master Program Trust Agreement" means that certain Master Program Trust Agreement, dated as of November 1, 1995, by and among the Trust, the State, United States

Trust Company of New York, as Master Program Trustee thereunder, The Bank of New York (NJ), in several capacities thereunder, and First Fidelity Bank, N.A. (predecessor to Wachovia Bank, National Association), in several capacities thereunder, as supplemented by that certain Agreement of Resignation of Outgoing Master Program Trustee, Appointment of Successor Master Program Trustee and Acceptance Agreement, dated as of November 1, 2001, by and among United States Trust Company of New York, as Outgoing Master Program Trustee, State Street Bank and Trust Company, N.A. (predecessor to U.S. Bank Trust National Association), as Successor Master Program Trustee, and the Trust, as the same may be amended and supplemented from time to time in accordance with its terms.

"Prime Rate" means the prevailing commercial interest rate announced by the Trustee from time to time in the State as its prime lending rate.

"Project" means the Environmental Infrastructure Facilities of the Borrower described in Exhibit A-1 attached hereto and made a part hereof, which constitutes a project for which the State is permitted to make a loan to the Borrower pursuant to the Regulations, all or a portion of the Cost of which is financed or refinanced by the State through the making of the Loan under this Loan Agreement and which may be identified under either the Drinking Water or Clean Water Project Lists with the Project Number specified in Exhibit A-1 attached hereto.

"Regulations" means the rules and regulations, as applicable, now or hereafter promulgated under N.J.A.C. 7:22-3 et seq., 7:22-4 et seq., 7:22-5 et seq., 7:22-9 et seq. and 7:22-10 et seq., as the same may from time to time be amended and supplemented.

"State" means the State of New Jersey, acting, unless otherwise specifically indicated, by and through the Department, and its successors and assigns.

"Trust" means the New Jersey Environmental Infrastructure Trust, a public body corporate and politic with corporate succession duly created and validly existing under and by virtue of P.L. 1985, c. 334, as amended (N.J.S.A. 58:11B-1 et seq.).

"Trust Loan" means the loan made to the Borrower by the Trust pursuant to the Trust Loan Agreement.

"Trust Loan Agreement" means the loan agreement by and between the Borrower and the Trust dated as of November 1, 2008 to finance or refinance a portion of the Cost of the Project.

"Trustee" means, initially, The Bank of New York Mellon, the Trustee appointed by the Trust and its successors as Trustee under the Bond Resolution, as provided in Article X of the Bond Resolution.

(b)           In addition to the capitalized terms defined in subsection (a) of this Section 1.01, certain additional capitalized terms used in this Loan Agreement shall, unless the context clearly requires otherwise, have the meanings ascribed to such additional capitalized terms in Schedule A attached hereto and made a part hereof.

(c)           Except as otherwise defined herein or where the context otherwise requires, words importing the singular number shall include the plural number and vice versa, and words importing persons shall include firms, associations, corporations, agencies and districts.  Words importing one gender shall include the other gender.

ARTICLE II

REPRESENTATIONS AND COVENANTS OF BORROWER

SECTION 2.01.  Representations of Borrower.  The Borrower represents for the benefit of the State as follows:

(a)           Organization and Authority.

(i)           The Borrower is a corporation duly created and validly existing under and pursuant to the Constitution and statutes of the State, including the Business Corporation Law.

(ii)           The acting officers of the Borrower who are contemporaneously herewith performing or have previously performed any action contemplated in this Loan Agreement either are or, at the time any such action was performed, were the duly appointed or elected officers of such Borrower empowered by applicable New Jersey law and, if applicable, authorized by resolution of the Borrower to perform such actions.  To the extent any such action was performed by an officer no longer the duly acting officer of such Borrower, all such actions previously taken by such officer are still in full force and effect.

(iii)           The Borrower has full legal right and authority and all necessary licenses and permits required as of the date hereof to own, operate and maintain its Environmental Infrastructure System, to carry on its activities relating thereto, to execute, attest and deliver this Loan Agreement and the Borrower Bond, to authorize the authentication of the Borrower Bond, to sell the Borrower Bond to the State, to undertake and complete the Project and to carry out and consummate all transactions contemplated by this Loan Agreement.

(iv)           The proceedings of the Borrower's board of directors approving this Loan Agreement and the Borrower Bond, authorizing the execution, attestation and delivery of this Loan Agreement and the Borrower Bond, authorizing the sale of the Borrower Bond to the State, authorizing the authentication of the Borrower Bond on behalf of the Borrower and authorizing the Borrower to undertake and complete the Project, including, without limitation, the Borrower Bond Resolution (collectively, the "Proceedings"), have been duly and lawfully adopted in accordance with the Business Corporation Law and other applicable New Jersey law at a meeting or meetings that were duly called and held in accordance with the Borrower By-Laws and at which quorums were present and acting throughout.

(v)           By official action of the Borrower taken prior to or concurrent with the execution and delivery hereof, including, without limitation, the Proceedings, the Borrower has duly authorized, approved and consented to all necessary action to be taken by the Borrower for:  (A) the execution, attestation, delivery and performance of this Loan Agreement and the transactions contemplated hereby; (B) the issuance of the

Borrower Bond and the sale thereof to the State upon the terms set forth herein; and (C) the execution, delivery and due performance of any and all other certificates, agreements and instruments that may be required to be executed, delivered and performed by the Borrower in order to carry out, give effect to and consummate the transactions contemplated by this Loan Agreement.

(vi)           This Loan Agreement and the Borrower Bond have each been duly authorized by the Borrower and duly executed, attested and delivered by Authorized Officers of the Borrower, and the Borrower Bond has been duly sold by the Borrower to the State, duly authenticated by the trustee or paying agent, if applicable, under the Borrower Bond Resolution and duly issued by the Borrower in accordance with the terms of the Borrower Bond Resolution; and assuming that the State has all the requisite power and authority to authorize, execute, attest and deliver, and has duly authorized, executed, attested and delivered, this Loan Agreement, and assuming further that this Loan Agreement is the legal, valid and binding obligation of the State, enforceable against the State in accordance with its terms, each of this Loan Agreement and the Borrower Bond constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as the enforcement thereof may be affected by bankruptcy, insolvency or other laws or the application by a court of legal or equitable principles affecting creditors' rights; and the information contained under "Description of Loan" in Exhibit A-2 attached hereto and made a part hereof is true and accurate in all respects.

(b)           Full Disclosure.  There is no fact that the Borrower has not disclosed to the State in writing on the Borrower's application for the Loan or otherwise that materially adversely affects or (so far as the Borrower can now foresee) that will materially adversely affect the properties, activities, prospects or condition (financial or otherwise) of the Borrower or its Environmental Infrastructure System, or the ability of the Borrower to make all Loan Repayments or otherwise to observe and perform its duties, covenants, obligations and agreements under this Loan Agreement and the Borrower Bond.

(c)           Pending Litigation.  There are no proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower in any court or before any governmental authority or arbitration board or tribunal that, if adversely determined, would materially adversely affect (i) the undertaking or completion of the Project, (ii) the properties, activities, prospects or condition (financial or otherwise) of the Borrower or its Environmental Infrastructure System, (iii) the ability of the Borrower to make all Loan Repayments, (iv) the authorization, execution, attestation or delivery of this Loan Agreement or the Borrower Bond, (v) the issuance of the Borrower Bond and the sale thereof to the State, (vi) the adoption of the Borrower Bond Resolution, or (vii) the Borrower's ability otherwise to observe and perform its duties, covenants, obligations and agreements under this Loan Agreement and the Borrower Bond, which proceedings have not been previously disclosed in writing to the State either in the Borrower's application for the Loan or otherwise.

(d)           Compliance with Existing Laws and Agreements.  (i) The authorization, execution, attestation and delivery of this Loan Agreement and the Borrower Bond by the

Borrower, (ii) the authentication of the Borrower Bond by the trustee or paying agent under the Borrower Bond Resolution, as the case may be, and the sale of the Borrower Bond to the State, (iii) the adoption of the Borrower Bond Resolution, (iv) the observation and performance by the Borrower of its duties, covenants, obligations and agreements hereunder and thereunder, (v) the consummation of the transactions provided for in this Loan Agreement, the Borrower Bond Resolution and the Borrower Bond, and (vi) the undertaking and completion of the Project will not (A) other than the lien, charge or encumbrance created hereby, by the Borrower Bond, by the Borrower Bond Resolution and by any other outstanding debt obligations of the Borrower that are at parity with the Borrower Bond as to lien on, and source and security for payment thereon from, the revenues of the Borrower's Environmental Infrastructure System, result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Borrower pursuant to, (B) result in any breach of any of the terms, conditions or provisions of, or (C) constitute a default under, any existing resolution, outstanding debt or lease obligation, trust agreement, indenture, mortgage, deed of trust, loan agreement or other instrument to which the Borrower is a party or by which the Borrower, its Environmental Infrastructure System or any of its properties or assets may be bound, nor will such action result in any violation of the provisions of the charter or other document pursuant to which the Borrower was established or any laws, ordinances, injunctions, judgments, decrees, rules, regulations or existing orders of any court or governmental or administrative agency, authority or person to which the Borrower, its Environmental Infrastructure System or its properties or operations is subject.

(e)           No Defaults.  No event has occurred and no condition exists that, upon the authorization, execution, attestation and delivery of this Loan Agreement and the Borrower Bond, the issuance of the Borrower Bond and the sale thereof to the State, the adoption of the Borrower Bond Resolution or the receipt of the amount of the Loan, would constitute an Event of Default hereunder.  The Borrower is not in violation of, and has not received notice of any claimed violation of, any term of any agreement or other instrument to which it is a party or by which it, its Environmental Infrastructure System or its properties may be bound, which violation would materially adversely affect the properties, activities, prospects or condition (financial or otherwise) of the Borrower or its Environmental Infrastructure System or the ability of the Borrower to make all Loan Repayments, to pay all other amounts due hereunder or otherwise to observe and perform its duties, covenants, obligations and agreements under this Loan Agreement and the Borrower Bond.

(f)           Governmental Consent.  The Borrower has obtained all permits and approvals required to date by any governmental body or officer for the authorization, execution, attestation and delivery of this Loan Agreement and the Borrower Bond, for the issuance of the Borrower Bond and the sale thereof to the State, for the adoption of the Borrower Bond Resolution, for the making, observance and performance by the Borrower of its duties, covenants, obligations and agreements under this Loan Agreement and the Borrower Bond and for the undertaking or completion of the Project and the financing or refinancing thereof, including, but not limited to, if required, the approval by the New Jersey Board of Public Utilities (the "BPU") of the issuance by the Borrower of the Borrower Bond to the State and any other approvals required therefor by the BPU; and the Borrower has complied with all applicable provisions of law requiring any notification, declaration, filing or registration with any governmental body or officer in connection with the making, observance and performance by the Borrower of its duties, covenants, obligations and agreements under this Loan Agreement and the Borrower Bond or with the undertaking or completion of the Project and the financing or refinancing thereof.  No consent, approval or authorization of, or filing, registration or qualification with, any governmental body or officer that has not been obtained is required on the part of the Borrower as a condition to the authorization, execution, attestation and delivery of this Loan Agreement and the Borrower Bond, the issuance of the Borrower Bond and the sale thereof to the State, the undertaking or completion of the Project or the consummation of any transaction herein contemplated.

(g)           Compliance with Law.  The Borrower:

(i)           is in compliance with all laws, ordinances, governmental rules and regulations to which it is subject, the failure to comply with which would materially adversely affect (A) the ability of the Borrower to conduct its activities or to undertake or complete the Project, (B) the ability of the Borrower to make the Loan Repayments and to pay all other amounts due hereunder, or (C) the condition (financial or otherwise) of the Borrower or its Environmental Infrastructure System; and

(ii)           has obtained all licenses, permits, franchises or other governmental authorizations presently necessary for the ownership of its properties or for the conduct of its activities that, if not obtained, would materially adversely affect (A) the ability of the Borrower to conduct its activities or to undertake or complete the Project, (B) the ability of the Borrower to make the Loan Repayments and to pay all other amounts due hereunder, or (C) the condition (financial or otherwise) of the Borrower or its Environmental Infrastructure System.

(h)           Use of Proceeds.  The Borrower will apply the proceeds of the Loan from the State as described in Exhibit B attached hereto and made a part hereof (i) to finance or refinance a portion of the Cost of the Borrower's Project; and (ii) where applicable, to reimburse the Borrower for a portion of the Cost of the Borrower's Project, which portion was paid or incurred in anticipation of reimbursement by the State and is eligible for such reimbursement under and pursuant to the Regulations, the Code and any other applicable law.  All of such costs constitute Costs for which the State is authorized to make Loans to the Borrower pursuant to the Regulations.

SECTION 2.02.  Particular Covenants of Borrower.

(a)           Promise to Pay.  The Borrower unconditionally promises, in accordance with the terms of and to the extent provided in the Borrower Bond Resolution, to make punctual payment of the principal of the Loan and the Borrower Bond and all other amounts due under this Loan Agreement and the Borrower Bond according to their respective terms.

(b)           Performance Under Loan Agreement; Rates.  The Borrower covenants and agrees (i) to comply with all applicable State and federal laws, rules and regulations in the performance of this Loan Agreement; (ii) to maintain its Environmental Infrastructure System in good repair and operating condition; (iii) to cooperate with the State in the observance and performance of the respective duties, covenants, obligations and agreements of the Borrower and the State under this Loan Agreement; and (iv) to establish, levy and collect rents, rates and other charges for the products and services provided by its Environmental Infrastructure System, which rents, rates and other charges shall be at least sufficient to comply with all covenants pertaining thereto contained in, and all other provisions of, any bond resolution, trust indenture or other security agreement, if any, relating to any bonds, notes or other evidences of indebtedness issued or to be issued by the Borrower, including without limitation rents, rates and other charges, together with other available moneys, sufficient to pay the principal of and Interest on the Borrower Bond, plus all other amounts due hereunder.

(c)           Revenue Obligation; No Prior Pledges.  The Borrower shall not be required to make payments under this Loan Agreement except from the revenues of its Environmental Infrastructure System and from such other funds of such Environmental Infrastructure System legally available therefor and from any other sources pledged to such payment pursuant to subsection (a) of this Section 2.02.  In no event shall the Borrower be required to make payments under this Loan Agreement from any revenues or receipts not derived from its Environmental Infrastructure System or pledged pursuant to subsection (a) of this Section 2.02.  Except for (i) loan repayments required with respect to the Trust Loan, (ii) the debt service on any future bonds or notes of the Borrower issued at parity with the Borrower Bond under the Borrower Bond Resolution, and (iii) the debt service on any bonds, notes or evidences of indebtedness of the Borrower at parity with the Borrower Bond under the Borrower Bond Resolution and currently outstanding or issued on the date hereof, the revenues derived by the Borrower from its Environmental Infrastructure System, after the payment of all costs of operating and maintaining the Environmental Infrastructure System, are and will be free and clear of any pledge, lien, charge or encumbrance thereon or with respect thereto prior to, or of equal rank with, the obligation of the Borrower to make Loan Repayments under this Loan Agreement and the Borrower Bond, and all corporate or other action on the part of the Borrower to that end has been and will be duly and validly taken.

(d)           Completion of Project and Provision of Moneys Therefor.  The Borrower covenants and agrees (i) to exercise its best efforts in accordance with prudent environmental infrastructure utility practice to complete the Project and to accomplish such completion on or before the estimated Project completion date set forth in Exhibit G hereto and made a part hereof; (ii) to comply with the terms and provisions contained in Exhibit G hereto; and (iii) to provide from its own fiscal resources all moneys, in excess of the total amount of loan proceeds it receives under the Loan and Trust Loan, required to complete the Project.

(e)           See Section 2.02(e) as set forth in Schedule A attached hereto, made a part hereof and incorporated in this Section 2.02(e) by reference as if set forth in full herein.

(f)           Reserved.

(g)           Operation and Maintenance of Environmental Infrastructure System.  The Borrower covenants and agrees that it shall, in accordance with prudent environmental infrastructure utility practice, (i) at all times operate the properties of its Environmental Infrastructure System and any business in connection therewith in an efficient manner, (ii)

maintain its Environmental Infrastructure System in good repair, working order and operating condition, and (iii) from time to time make all necessary and proper repairs, renewals, replacements, additions, betterments and improvements with respect to its Environmental Infrastructure System so that at all times the business carried on in connection therewith shall be properly and advantageously conducted.

(h)           Records and Accounts.  The Borrower shall keep accurate records and accounts for its Environmental Infrastructure System (the "System Records") separate and distinct from its other records and accounts (the "General Records").  Such System Records shall be audited annually by an independent certified public accountant, which may be part of the annual audit of the General Records of the Borrower.  Such System Records and General Records shall be made available for inspection by the State at any reasonable time upon prior written notice, and a copy of such annual audit(s) therefor, including all written comments and recommendations of such accountant, shall be furnished to the State within 150 days of the close of the fiscal year being so audited or, with the consent of the State, such additional period as may be provided by law.

(ii)           Within 30 days following receipt of any Loan proceeds, including without limitation the “Allowance for Administrative Costs” or the “Allowance for Planning and Design” set forth in Exhibit B hereto, the Borrower shall allocate such proceeds to an expenditures in a manner that satisfies the requirements of Treasury Regulation §1.148-6(d) and transmit a copy of each such allocation to the State.  No portion of the Allowance for Administrative Costs will be allocated to a cost other than a cost described in N.J.A.C. 7:22-5.11(a) 3, 4 or 6.  No portion of the Allowance for Planning and Design will be allocated to a cost other than a cost described N.J.A.C. 7:22-5.12, or other costs of the Borrower’s Environmental Infrastructure System which are "capital expenditures," within the meaning of Treasury Regulations §1.150-1.  The Borrower shall retain records of such allocations for at least until the date that is three years after the scheduled maturity date of the Loan.  The Borrower shall make such records available to the State within 15 days of any request by the State.

(i)           Inspections; Information.  The Borrower shall permit the State and any party designated by the State, at any and all reasonable times during construction of the Project and thereafter upon prior written notice, to examine, visit and inspect the property, if any, constituting the Project and to inspect and make copies of any accounts, books and records, including (without limitation) its records regarding receipts, disbursements, contracts, investments and any other matters relating thereto and to its financial standing, and shall supply such reports and information as the State may reasonably require in connection therewith.

(j)           Insurance.  The Borrower shall maintain or cause to be maintained, in force, insurance policies with responsible insurers or self-insurance programs providing against risk of direct physical loss, damage or destruction of its Environmental Infrastructure System at least to the extent that similar insurance is usually carried by utilities constructing, operating and maintaining Environmental Infrastructure Facilities of the nature of the Borrower's Environmental Infrastructure System, including liability coverage, all to the extent available at reasonable cost but in no case less than will satisfy all applicable regulatory requirements.

(k)           Cost of Project.  The Borrower certifies that the building cost of the Project, as listed in Exhibit B hereto and made a part hereof, is a reasonable and accurate estimation thereof, and it will supply to the State a certificate from a licensed professional engineer authorized to practice in the State stating that such building cost is a reasonable and accurate estimation and that the useful life of the Project exceeds the maturity date of the Borrower Bond.

(l)           Delivery of Documents.  Concurrently with the delivery of this Loan Agreement (as previously authorized, executed and attested) at the Loan Closing, the Borrower will cause to be delivered to the State each of the following items:

(i)           an opinion of the Borrower's bond counsel substantially in the form of Exhibit E hereto; provided, however, that the State may permit portions of such opinion to be rendered by general counsel to the Borrower and may permit variances in such opinion from the form set forth in Exhibit E if such variances are acceptable to the State;

(ii)           counterparts of this Loan Agreement as previously executed and attested by the parties hereto;

(iii)           copies of those resolutions finally adopted by the board of directors of the Borrower and requested by the State, including, without limitation, (A) the resolution of the Borrower authorizing the execution, attestation and delivery of this Loan Agreement, (B) the Borrower Bond Resolution, as amended and supplemented as of the date of the Loan Closing, authorizing the execution, attestation, authentication, sale and delivery of the Borrower Bond to the State, (C) the resolution of the Borrower confirming the details of the sale of the Borrower Bond to the State, each of said resolutions of the Borrower being certified by an Authorized Officer of the Borrower as of the date of the Loan Closing, (D) the resolution of the BPU approving the issuance by the Borrower of the Borrower Bond to the State and setting forth any other approvals required therefor by the BPU, if applicable, and (E) any other Proceedings; and

(iv)           the certificates of insurance coverage as required pursuant to the terms of Section 3.06(c) hereof and such other certificates, documents, opinions and information as the State may require in Exhibit F hereto, if any.

(m)           Execution and Delivery of Borrower Bond.  Concurrently with the delivery of this Loan Agreement at the Loan Closing, the Borrower shall also deliver to the State the Borrower Bond, as previously executed, attested and, if applicable, authenticated.

(n)           Notice of Material Adverse Change.  The Borrower shall promptly notify the State of any material adverse change in the properties, activities, prospects or condition (financial or otherwise) of the Borrower or its Environmental Infrastructure System, or in the ability of the Borrower to make all Loan Repayments and otherwise to observe and perform its duties, covenants, obligations and agreements under this Loan Agreement and the Borrower Bond.

(o)           Continuing Representations.  The representations of the Borrower contained herein shall be true at the time of the execution of this Loan Agreement and at all times during the term of this Loan Agreement.

(p)           Additional Covenants and Requirements.  (i) No later than the Loan Closing and, if necessary, in connection with the making of the Loan, additional covenants and requirements have been included in Exhibit F hereto and made a part hereof.  Such covenants and requirements may include, but need not be limited to, the maintenance of specified levels of Environmental Infrastructure System rates, the issuance of additional debt of the Borrower and the transfer of revenues and receipts from the Borrower's Environmental Infrastructure System.  The Borrower agrees to observe and comply with each such additional covenant and requirement, if any, included in Exhibit F hereto.  (ii) Additional defined terms, covenants, representations and requirements have been included in Schedule A attached hereto and made a part hereof.  Such additional defined terms, covenants, representations and requirements are incorporated in this Loan Agreement by reference thereto as if set forth in full herein and the Borrower hereby agrees to observe and comply with each such additional term, covenant, representation and requirement included in Schedule A as if the same were set forth in its entirety where reference thereto is made in this Loan Agreement.

ARTICLE III

LOAN TO BORROWER; AMOUNTS PAYABLE; GENERAL AGREEMENTS

SECTION 3.01.  Loan; Loan Term.  The State hereby agrees to make the Loan as described in Exhibit A-2 hereof and to disburse proceeds of the Loan to the Borrower in accordance with Section 3.02 and Exhibit C hereof, and the Borrower hereby agrees to borrow and accept the Loan from the State upon the terms set forth in Exhibit A-2 attached hereto and made a part hereof; provided, however, that the State shall be under no obligation to make the Loan if (a) at the Loan Closing, the Borrower does not deliver to the State a Borrower Bond and such other documents required under Section 2.02(l) hereof, or (b) an Event of Default has occurred and is continuing under this Loan Agreement.  Although the State intends to disburse proceeds of the Loan to the Borrower at the times and up to the amounts set forth in Exhibit C to pay a portion of the Cost of the Project, due to unforeseen circumstances there may not be sufficient Federal Funds on deposit on any date to make the disbursement in such amount.  Nevertheless, the Borrower agrees that the aggregate principal amount set forth in Exhibit A-2 hereto shall constitute the initial principal amount of the Loan (as the same may be adjusted downward in accordance with the definition thereof), and the State shall have no obligation thereafter to loan any additional amounts to the Borrower.

The Borrower shall have no legal or equitable interest in the Federal Funds received by and available to the State or in moneys from repayments of loans previously made from Federal Funds by the State.

The Borrower shall use the proceeds of the Loan strictly in accordance with Section 2.01(h) hereof.

The payment obligations created under this Loan Agreement and the obligations to pay the principal of and other amounts due under the Borrower Bond are each direct, general, irrevocable and unconditional obligations of the Borrower payable from any source legally available to the Borrower in accordance with the terms of and to the extent provided in the Borrower Bond Resolution.

SECTION 3.02.  Disbursement of Loan Proceeds.  (a) The State shall disburse Federal Funds earmarked for the Loan to the Borrower in accordance with the terms hereof.  Before each and every disbursement of the proceeds of the Loan by the State to the Borrower, the Borrower shall in accordance with the procedures set forth in the Regulations submit to the State a requisition executed by an Authorized Officer of the Borrower.

(b)           The State shall not be under any obligation to disburse any Loan proceeds to the Borrower under this Loan Agreement, unless:

(i)           the Loan Closing shall have occurred on the date established therefor by the State;

(ii)           there shall be Federal Funds available from time to time to fund the Loan, as determined solely by the State;

(iii)           in accordance with the "New Jersey Environmental Infrastructure Trust Act", P.L. 1985, c. 334, as amended (N.J.S.A. 58:11B-1 et seq.), and the Regulations, the Borrower shall have timely applied for, shall have been awarded and, prior to or simultaneously with the Loan Closing, shall have closed a Trust Loan for a portion of the Allowable Costs (as defined in such Regulations) of the Project in an amount not in excess of the amount of Allowable Costs of the Project financed by the Loan from the State, plus the amount of:  (i) capitalized interest during the Project construction period, if any, (ii) the cost of funding reserve capacity for the Project, if any, as well as that portion of the Debt Service Reserve Fund (as defined in the Trust Loan Agreement) (to the extent the Trust establishes a Debt Service Reserve Fund pursuant to the Bond Resolution) attributable to the cost of funding such reserve capacity for the Project, and (iii) certain issuance expenses related thereto, including, if applicable, a municipal bond insurance policy premium;

(iv)           the Borrower shall have on hand moneys to pay for the greater of (A) that portion of the total cost of the Project that is not eligible to be funded from the Loan or the Trust Loan, or (B) that portion of the total cost of the Project that exceeds the actual amounts of the loan commitments made by the State and the Trust, respectively, for the Loan and the Trust Loan; and

(v)           no Event of Default nor any event that, with the passage of time or service of notice or both, would constitute an Event of Default shall have occurred and be continuing hereunder.

SECTION 3.03.  Amounts Payable.  (a) The Borrower shall repay the Loan at zero-interest in principal installments payable to the Trustee semiannually on the Principal Payment Dates, in accordance with the schedule set forth in Exhibit A-2 attached hereto and made a part hereof, as the same may be amended or modified by the State, in particular, without limitation, to make any adjustments to the amount of the Loan in accordance with the definition thereof; provided, however, that the amount of any reduction in the principal amount of the Loan pursuant to N.J.A.C. 7:22-3.26 shall be credited to the principal payments set forth in Exhibit A-2 in inverse order of their maturity.  The obligations of the Borrower under the Borrower Bond shall be deemed to be amounts payable under this Section 3.03.  Each payment made to the Trustee pursuant to the Borrower Bond shall be deemed to be a credit against the corresponding obligation of the Borrower under this Section 3.03, and any such payment made to the Trustee shall fulfill the Borrower's obligation to pay such amount hereunder and under the Borrower Bond.  Each payment made to the Trustee pursuant to this Section 3.03 shall be applied to the principal of the Loan.

(b)           In addition to the principal payments on the Loan required by subsection (a) of this Section 3.03, the Borrower shall pay a late charge for any such payment that is received by the Trustee later than the tenth (10th) day following its due date in an amount equal to the greater of twelve percent (12%) per annum or the Prime Rate plus one half of one percent per annum on such late payment from its due date to the date actually paid; provided, however, that such late charge payable on the Loan shall not be in excess of the maximum interest rate permitted by law.

(c)           In addition to the Loan Repayments payable under subsections (a) and (b) of this Section 3.03, the Borrower shall pay one-half of the Administrative Fee, if any, to the Trustee semiannually on each Principal Payment Date, commencing with the first Principal Payment Date subsequent to the Loan Closing.

SECTION 3.03A.  Amounts on Deposit in Project Loan Account after Completion of Project Draws.  (a) If, on the date which is one hundred eighty (180) days following the final date for which a disbursement of Loan proceeds is scheduled to be made pursuant to Exhibit C hereto, any amounts remain on deposit in the Borrower’s Project Loan Account, the Borrower must provide to the Trust and the Department a certificate of an Authorized Officer of the Borrower (i) stating that the Borrower has not yet completed the Project, (ii) stating that the Borrower intends to complete the Project, (iii) setting forth the amount of remaining Loan Proceeds required to complete the Project, and (iv) providing a revised draw schedule, in a form similar to Exhibit C hereto and approved by the Department.

(b)           If, on the date which is one hundred eighty (180) days following the final date for which a disbursement of Loan proceeds is scheduled to be made pursuant to a revised draw schedule certified to the Trust and the Department in accordance with Section 3.03A(a) hereof, any amounts remain on deposit in the Borrower’s Project Loan Account, the Borrower must provide to the Trust and the Department a certificate of an Authorized Officer of the Borrower (i) stating that the Borrower has not yet completed the Project, (ii) stating that the Borrower intends to complete the Project, (iii) setting forth the amount of remaining Loan Proceeds required to complete the Project, and (iv) providing a revised draw schedule, in a form similar to Exhibit C hereto and approved by the Department.

(c)           If the Borrower fails to provide the certificate described in paragraphs (a) or (b) of this Section 3.03A, when due, or if such certificate states that the Borrower does not require all or any portion of the amount on deposit in the Project Loan Account to complete the Project, such amounts on deposit in the Project Loan Account which are not certified by an Authorized Officer of the Borrower as being required to complete the Project (“Excess Project Funds”) shall be applied by the State as a prepayment of the Borrower’s Loan Repayments, and shall be applied to the principal payments (including premium, if any) on the Loan in inverse order of their maturity.

SECTION 3.04.  Unconditional Obligations.  The obligation of the Borrower to make the Loan Repayments and all other payments required hereunder and the obligation to perform and observe the other duties, covenants, obligations and agreements on its part contained herein shall be absolute and unconditional, and shall not be abated, rebated, set-off, reduced, abrogated, terminated, waived, diminished, postponed or otherwise modified in any manner or to any extent whatsoever while any Loan Repayments remain unpaid, for any reason, regardless of any contingency, act of God, event or cause whatsoever, including (without limitation) any acts or circumstances that may constitute failure of consideration, eviction or constructive eviction, the taking by eminent domain or destruction of or damage to the Project or Environmental

Infrastructure System, commercial frustration of the purpose, any change in the laws of the United States of America or of the State or any political subdivision of either or in the rules or regulations of any governmental authority, any failure of the State to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with the Project or this Loan Agreement, or any rights of set-off, recoupment, abatement or counterclaim that the Borrower might otherwise have against the State, the Trustee or any other party or parties; provided, however, that payments hereunder shall not constitute a waiver of any such rights.  The Borrower shall not be obligated to make any payments required to be made by any other Borrowers under separate Loan Agreements.

SECTION 3.05.  Loan Agreement to Survive Loan.  The Borrower acknowledges that its duties, covenants, obligations and agreements set forth in Sections 3.06(a) and (b) hereof shall survive the payment in full of the Loan.

SECTION 3.06.  Disclaimer of Warranties and Indemnification.  (a) The Borrower acknowledges and agrees that:  (i) the State does not make any warranty or representation, either express or implied, as to the value, design, condition, merchantability or fitness for particular purpose or fitness for any use of the Environmental Infrastructure System or the Project or any portions thereof or any other warranty or representation with respect thereto; (ii) in no event shall the State or its agents be liable or responsible for any incidental, indirect, special or consequential damages in connection with or arising out of this Loan Agreement or the Project or the existence, furnishing, functioning or use of the Environmental Infrastructure System or the Project or any item or products or services provided for in this Loan Agreement; and (iii) to the fullest extent permitted by law, the Borrower shall indemnify and hold the State harmless against, and the Borrower shall pay any and all, liability, loss, cost, damage, claim, judgment or expense of any and all kinds or nature and however arising and imposed by law, which the State may sustain, be subject to or be caused to incur by reason of any claim, suit or action based upon personal injury, death or damage to property, whether real, personal or mixed, or upon or arising out of contracts entered into by the Borrower, the Borrower's ownership of the Environmental Infrastructure System or the Project, or the acquisition, construction or installation of the Project.

(b)           It is mutually agreed by the Borrower and the State that the State and its commissioners, officers, agents, servants or employees shall not be liable for, and shall be indemnified and saved harmless by the Borrower in any event from, any action performed under this Loan Agreement and any claim or suit of whatsoever nature, except in the event of loss or damage resulting from their own negligence or willful misconduct.

(c)           In connection with its obligation to provide the insurance required under Section 2.02(j) hereof:  (i) the Borrower shall include, or cause to be included, the State and its employees and officers as additional "named insureds" on (A) any certificate of liability insurance procured by the Borrower (or other similar document evidencing the liability insurance coverage procured by the Borrower) and (B) any certificate of liability insurance procured by any contractor or subcontractor for the Project, and from the later of the date of the Loan Closing or the date of the initiation of construction of the Project until the date the Borrower receives the written certificate of Project completion from the State, the Borrower shall maintain said liability insurance covering the State and said employees and officers in good standing; and (ii) the

Borrower shall include the State as an additional "named insured" on any certificate of insurance providing against risk of direct physical loss, damage or destruction of the Environmental Infrastructure System, and during the Loan Term the Borrower shall maintain said insurance covering the State in good standing.

The Borrower shall provide the State with a copy of each of any such original, supplemental, amendatory or reissued certificates of insurance (or other similar documents evidencing the insurance coverage) required pursuant to this Section 3.06(c).

SECTION 3.07.  Option to Prepay Loan Repayments.  The Borrower may prepay the Loan Repayments, in whole or in part, upon not less than ninety (90) days' prior written notice to the State; provided, however, that, with respect to any prepayment other than those required by Section 3.03A hereof, any such full or partial prepayment may only be made (i) if the Borrower is not then in arrears on its Trust Loan, (ii) if the Borrower is contemporaneously making a full or partial prepayment of the Trust Loan such that, after the prepayment of the Loan and the Trust Loan, the Trust gives its consent required under Section 3.07(iii) of the Trust Loan Agreement, and (iii) upon the prior written approval of the State.  Prepayments shall be applied to the principal payments on the portion of the Loan to be prepaid in inverse order of their maturity.

SECTION 3.08.  Priority of Loan and Trust Loan.  (a) The Borrower hereby agrees that, to the extent allowed by law, including, without limitation, the appropriations act of the New Jersey State Legislature authorizing the expenditure of Trust bond proceeds to finance a portion of the Cost of the Project, or the Borrower Bond Resolution, any loan repayments then due and payable on the Borrower's Trust Loan, including, without limitation, any administrative fees and any late payment charges then due and payable under the Trust Loan Agreement, shall be satisfied by the Trustee before any Loan Repayments then due and payable hereunder on the Loan shall be satisfied by the Trustee.  The Borrower agrees not to interfere with any such action by the Trustee.

(b)           The Borrower hereby acknowledges that in the event the Borrower fails or is unable to pay promptly to the Trust in full any loan repayments on the Trust Loan, then any Loan Repayments paid by the Borrower on the Loan under this Loan Agreement and received by the Trustee during the time of any such loan repayment deficiency under the Trust Loan Agreement shall be applied by the Trustee first to satisfy such Trust Loan Agreement loan repayment deficiency as a credit against the obligations of the Borrower to make loan repayments of that portion of interest under the Trust Loan Agreement that is allocable to the interest payable on the Trust Bonds (as defined in the Trust Loan Agreement) and to make payments of that portion of interest under the bond or note issued by the Borrower to the Trust that is allocable to the interest payable on the Trust Bonds, second, to the extent available, to make loan repayments of principal under the Trust Loan Agreement and payments of principal on the bond or note issued by the Borrower to the Trust pursuant to the Trust Loan Agreement, third, to the extent available, to the payment of the administrative fee payable under the Trust Loan Agreement and to make payments of that portion of interest under the bond or note issued by the Borrower to the Trust that is allocable to the administrative fee payable under the Trust Loan Agreement, fourth, to the extent available, to the payment of late charges payable under the Trust Loan Agreement and to make payments of that portion of interest under the bond or note issued by the Borrower to the

Trust that is allocable to the late charges payable under the Trust Loan Agreement, and finally, to the extent available, to make Loan Repayments on the Loan.

(c)           The Borrower hereby further acknowledges that any Loan Repayments paid by the Borrower on the Loan under this Loan Agreement shall be applied according to the provisions of the Master Program Trust Agreement.

SECTION 3.09.  Approval of the New Jersey State Treasurer.  The Borrower and the State hereby acknowledge that prior to or simultaneously with the Loan Closing the New Jersey State Treasurer, in satisfaction of the requirements of Section 9a of the Act, issued the “Certificate of the New Jersey State Treasurer Regarding the Approval of the Trust Loan and the Fund Loan” (the “Treasurer’s Certificate”).  Pursuant to the terms of the Treasurer’s Certificate, the New Jersey State Treasurer approved the Loan and the terms and conditions thereof as established by the provisions of this Loan Agreement.

ARTICLE IV

ASSIGNMENT OF LOAN AGREEMENT AND BORROWER BOND

SECTION 4.01.  Assignment and Transfer by State.  The Borrower hereby approves and consents to any assignment or transfer of this Loan Agreement and the Borrower Bond that the State deems to be necessary in connection with the environmental infrastructure loan program of the State under the Regulations.

SECTION 4.02.  Assignment by Borrower.  Neither this Loan Agreement nor the Borrower Bond may be assigned by the Borrower for any reason, unless the following conditions shall be satisfied:  (i) the State shall have approved said assignment in writing; (ii) the assignee shall have expressly assumed in writing the full and faithful observance and performance of the Borrower's duties, covenants, obligations and agreements under this Loan Agreement and, to the extent permitted under applicable law, the Borrower Bond; and (iii) immediately after such assignment, the assignee shall not be in default in the observance or performance of any duties, covenants, obligations or agreements of the Borrower under this Loan Agreement or the Borrower Bond.

ARTICLE V

EVENTS OF DEFAULT AND REMEDIES

SECTION 5.01.  Events of Default.  If any of the following events occur, it is hereby defined as and declared to be and to constitute an "Event of Default":

(a)           failure by the Borrower to pay, or cause to be paid, any Loan Repayment required to be paid hereunder when due, which failure shall continue for a period of fifteen (15) days;

(b)           failure by the Borrower to make, or cause to be made, any required payments of principal, redemption premium, if any, and interest on any bonds, notes or other obligations of the Borrower issued under the Borrower Bond Resolution (other than the Loan and the Borrower Bond) or otherwise secured by all or a portion of the property pledged under the Borrower Bond Resolution, after giving effect to the applicable grace period;

(c)           failure by the Borrower to pay, or cause to be paid, any late charges incurred hereunder or any portion thereof when due or to observe and perform any duty, covenant, obligation or agreement on its part to be observed or performed under this Loan Agreement, other than as referred to in subsection (a) of this Section 5.01 or other than the obligations of the Borrower contained in Section 2.02(d)(ii) hereof and in Exhibit F hereto, which failure shall continue for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, is given to the Borrower by the State, unless the State shall agree in writing to an extension of such time prior to its expiration; provided, however, that if the failure stated in such notice is correctable but cannot be corrected within the applicable period, the State may not unreasonably withhold its consent to an extension of such time up to 120 days from the delivery of the written notice referred to above if corrective action is instituted by the Borrower within the applicable period and diligently pursued until the Event of Default is corrected;

(d)           any representation made by or on behalf of the Borrower contained in this Loan Agreement, or in any instrument furnished in compliance with or with reference to this Loan Agreement or the Loan, is false or misleading in any material respect;

(e)           a petition is filed by or against the Borrower under any federal or state bankruptcy or insolvency law or other similar law in effect on the date of this Loan Agreement or thereafter enacted, unless in the case of any such petition filed against the Borrower such petition shall be dismissed within thirty (30) days after such filing and such dismissal shall be final and not subject to appeal; or the Borrower shall become insolvent or bankrupt or shall make an assignment for the benefit of its creditors; or a custodian (including, without limitation, a receiver, liquidator or trustee) of the Borrower or any of its property shall be appointed by court order or take possession of the Borrower or its property or assets if such order remains in effect or such possession continues for more than thirty (30) days;

(f)           the Borrower shall generally fail to pay its debts as such debts become due; and

(g)           failure of the Borrower to observe or perform such additional duties, covenants, obligations, agreements or conditions as are required by the State and specified in Exhibit F attached hereto and made a part hereof.

SECTION 5.02.  Notice of Default.  The Borrower shall give the State prompt telephonic notice of the occurrence of any Event of Default referred to in Section 5.01(d) or (e) hereof and of the occurrence of any other event or condition that constitutes an Event of Default at such time as any senior administrative or financial officer of the Borrower becomes aware of the existence thereof.

SECTION 5.03.  Remedies on Default.  Whenever an Event of Default referred to in Section 5.01 hereof shall have occurred and be continuing, the State shall have the right to take whatever action at law or in equity may appear necessary or desirable to collect the amounts then due and thereafter to become due hereunder or to enforce the observance and performance of any duty, covenant, obligation or agreement of the Borrower hereunder.

In addition, if an Event of Default referred to in Section 5.01(a) hereof shall have occurred and be continuing, the State shall, to the extent allowed by applicable law, have the right to declare all Loan Repayments and all other amounts due hereunder (including, without limitation, payments under the Borrower Bond) to be immediately due and payable, and upon notice to the Borrower the same shall become due and payable without further notice or demand.

SECTION 5.04.  Attorneys' Fees and Other Expenses.  The Borrower shall on demand pay to the State the reasonable fees and expenses of attorneys and other reasonable expenses (including, without limitation, the reasonably allocated costs of in-house counsel and legal staff) incurred by the State in the collection of Loan Repayments or any other sum due hereunder or in the enforcement of the observation or performance of any other duties, covenants, obligations or agreements of the Borrower upon an Event of Default.

SECTION 5.05.  Application of Moneys.  Any moneys collected by the State pursuant to Section 5.03 hereof shall be applied (a) first to pay any attorneys' fees or other fees and expenses owed by the Borrower pursuant to Section 5.04 hereof, (b) second, to the extent available, to pay principal due and payable on the Loan (to the extent permitted by Section 3.08(b) hereof, (c) third, to the extent available, to pay any other amounts due and payable hereunder, and (d) fourth, to the extent available, to pay principal on the Loan and other amounts payable hereunder as such amounts become due and payable.

SECTION 5.06.  No Remedy Exclusive; Waiver; Notice.  No remedy herein conferred upon or reserved to the State is intended to be exclusive, and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement or now or hereafter existing at law or in equity.  No delay or omission to exercise any right, remedy or power accruing upon any Event of Default shall impair any such right, remedy or power or shall be construed to be a waiver thereof, but any such right, remedy or power may be exercised from time to time and as often as may be deemed expedient.  In order to entitle the State to exercise any remedy reserved to it in this Article V, it shall not be necessary to give any notice other than such notice as may be required in this Article V.

SECTION 5.07.  Retention of State's Rights.  Notwithstanding any assignment or transfer of this Loan Agreement pursuant to the provisions hereof, or anything else to the contrary contained herein, the State shall have the right upon the occurrence of an Event of Default to take any action, including (without limitation) bringing an action against the Borrower at law or in equity, as the State may, in its discretion, deem necessary to enforce the obligations of the Borrower to the State pursuant to Section 5.03 hereof.

ARTICLE VI

MISCELLANEOUS

SECTION 6.01.  Notices.  All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when hand delivered or mailed by registered or certified mail, postage prepaid, to the Borrower at the address specified in Exhibit A-1 attached hereto and made a part hereof and to the State and the Trustee at the following addresses:

(a)           State:

New Jersey Department of Environmental Protection
Municipal Finance and Construction Element
401 East State Street – 3rd Floor
Trenton, New Jersey  08625-0425
Attention:  Assistant Director

New Jersey Department of the Treasury
Office of Public Finance
State Street Square – 5th Floor
Trenton, New Jersey  08625-0002
Attention:  Director

(b)           Trustee:

The Bank of New York Mellon
385 Rifle Camp Road
West Paterson, New Jersey  07424
Attention:  Corporate Trust Department

Any of the foregoing parties may designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent by notice in writing given to the others.

SECTION 6.02.  Binding Effect.  This Loan Agreement shall inure to the benefit of and shall be binding upon the State and the Borrower and their respective successors and assigns.

SECTION 6.03.  Severability.  In the event any provision of this Loan Agreement shall be held illegal, invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

SECTION 6.04.  Amendments, Supplements and Modifications.  This Loan Agreement may not be amended, supplemented or modified without the prior written consent of the State and the Borrower.

SECTION 6.05.  Execution in Counterparts.  This Loan Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 6.06.  Applicable Law and Regulations.  This Loan Agreement shall be governed by and construed in accordance with the laws of the State, including the Regulations, which Regulations are, by this reference thereto, incorporated herein as part of this Loan Agreement.

SECTION 6.07.  Consents and Approvals.  Whenever the written consent or approval of the State shall be required under the provisions of this Loan Agreement, such consent or approval may only be given by the State.

SECTION 6.08.  Captions.  The captions or headings in this Loan Agreement are for convenience only and shall not in any way define, limit or describe the scope or intent of any provisions or sections of this Loan Agreement.

SECTION 6.09.  Further Assurances.  The Borrower shall, at the request of the State, authorize, execute, attest, acknowledge and deliver such further resolutions, conveyances, transfers, assurances, financing statements and other instruments as may be necessary or desirable for better assuring, conveying, granting, assigning and confirming the rights, security interests and agreements granted or intended to be granted by this Loan Agreement and the Borrower Bond.

IN WITNESS WHEREOF, the State and the Borrower have caused this Loan Agreement to be executed, sealed and delivered as of the date first above written.

THE STATE OF NEW JERSEY,
ACTING BY AND THROUGH THE
NEW JERSEY DEPARTMENT OF
ENVIRONMENTAL PROTECTION

[SEAL]

	By:	/s/ Lisa P. Jackson
ATTEST:		Lisa P. Jackson
Commissioner, Department of
Environmental Protection

/s/ Stanley V. Cach, Jr. P.E., P.P.
Stanley V. Cach, Jr. P.E., P.P.
Assistant Director,
Municipal Finance and Construction Element,
Department of Environmental Protection

MIDDLESEX WATER COMPANY
[SEAL]

	By:	/s/ A. Bruce O’Connor
ATTEST:		A. Bruce O’Connor
VP & Chief Financial Officer

/s/ Kenneth J. Quinn
Kenneth J. Quinn
VP, Secretary & Treasurer

[Signature Page]

SCHEDULE A

Certain Additional Loan Agreement Provisions

In addition to the terms defined in subsection (a) of Section 1.01 of this Loan Agreement, certain additional capitalized terms used in this Loan Agreement shall, unless the context clearly requires otherwise, have the meanings ascribed to such additional capitalized terms in this Schedule A.

Additional Definitions:

“Borrower” means Middlesex Water Company, a corporation duly created and validly existing under the laws of the State of New Jersey.

“Borrower Bond Resolution” means the indenture of the Borrower entitled “INDENTURE OF MORTGAGE” dated as of April 1, 1927, as amended and supplemented from time to time, in particular by a indenture detailing the terms of the Borrower Bond, dated as of November 1, 2008 and entitled “THIRTY-SIXTH SUPPLEMENTAL INDENTURE”, pursuant to which the Borrower Bond has been issued.

“Principal Payment Dates” means February 1 and August 1 of each year, commencing on August 1, 2009.

SECTION 2.02(e):

Disposition of Environmental Infrastructure System.  The Borrower shall not permit the disposition of all or substantially all of its Environmental Infrastructure System, directly or indirectly, including, without limitation, by means of sale, lease, abandonment, sale of stock, statutory merger or otherwise (collectively, a "Disposition"), except on ninety (90) days' prior written notice to the State, and, in any event, shall not permit a Disposition unless the Borrower shall, in accordance with Section 4.02 hereof, assign this Loan Agreement and the Borrower Bond and its rights and interests hereunder and thereunder to the purchaser or lessee of the Environmental Infrastructure System, and such purchaser or lessee shall assume all duties, covenants, obligations and agreements of the Borrower under this Loan Agreement and the Borrower Bond.

S-1

Middlesex Water Company
1225001-011

EXHIBIT A-1

1)	Name and Address of Local Unit:

Middlesex Water Company
1500 Ronson Road
Iselin, New Jersey 08830-0452

Attention: Ronald F. Williams P.E. Vice President - Operations

2)	Description of the Project:

The proposed project will involve cleaning/relining and spot replacement of water mains, hydrants, service lines, and valves.  Approximately forty five thousand feet of 4, 6, 8, 10, 12, 16 and 20-inch diameter water mains will be relined.  The project will occur in the City of South Amboy, and Woodbridge Township.

3)	Description of the Water Supply System:

The Middlesex Water Company is an investor-owned water utility that provides water service to retail customers primarily in eastern Middlesex County.  Water services are now furnished to approximately 58,000 retail customers located in an area of approximately 55 square miles of New Jersey in Woodbridge Township, the Boroughs of Metuchen and Carteret, portions of Edison Township and the Borough of South Plainfield and the City of South Amboy in Middlesex County, and a portion of the Township of Clark in Union County.

The Middlesex Water Company obtains water from both surface and groundwater sources; however, the principal source of supply is the Delaware and Raritan Canal, owned by the State of New Jersey and operated as a water resource by the New Jersey Water Supply Authority.

A-1-1

EXHIBIT A-2

Description of Loan

See Exhibit A-2 to Specimen Borrower Bond (Exhibit D hereto)

A-2-1

EXHIBIT B

Basis for Determination of Allowable Project Costs

B-1

Middlesex Water Company
1225001-011

EXHIBIT B

Basis for the Determination of Allowable Costs

The determination of the costs allowable for assistance from the New Jersey Environmental Infrastructure Financing Program is presented below.

Cost Classification	Application Amount	Allowable Costs
1. Administrative Expenses	$ 89,100	$ 89,100
2. Other Costs	0	0
3. Engineering Fees	160,000	160,000
4. Building Costs	2,970,000	2,970,000
5. Contingencies	148,500	148,500
6. Allowance for Planning and design	132,400	132,400
7. Sub-total	3,500,000	3,500,000
8. DEP Fee		70,000
9. Total Project Costs		$3,570,000

As a result of the review by the New Jersey Department of Environmental Protection, various line items may have been revised resulting in a change of the allowable costs for this project. The basis for the determination of the allowable costs is as follows:

1.	Administrative Expenses

The total amount requested on the application was $89,100.  The amount requested is for water main cleaning/relining.  The allowable administrative expenses are authorized to be three percent of the allowable building costs. Therefore, the total amount for this line item is $2,970,000 x 0.03 = $89,100.

Allowable Administrative Expenses are $89,100.

3.	Engineering Fees

The amount requested for this line item on the application was $160,000.
This amount is for engineering services for this project and the full amount is allowable.

Allowable Engineering Fees are $160,000.

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4.	Building Costs

The total amount requested for this line item was $2,970,000. The allowable cost analysis (as per N.J.A.C. 7:22-5.8) has determined that the entire amount requested for this line item is allowable. Therefore, the Allowable Cost Ratio (ACR) is one (1.0). In addition the project does not provide any reserve capacity. Therefore, the Reserve Capacity Cost Ratio (RCCR) is one (1.0). Thus, the entire requested amount is allowable.

Allowable Building Costs are $2,970,000.

5.	Contingencies

The total amount requested on the application was $148,500. The allowable amount for this line item is five percent of the allowable building costs. Therefore, the total allowable cost for this line item is $2,970,000 x 0.05 = $148,500.

Allowable Contingencies are $148,500.

6.             Allowance for Planning and Design

The total amount requested for this line item was $132,400.  The allowable amount for this line item based on an allowable building cost is:  $250,000+ ($2,970,000 - $1,000,000) x 0.12= $486,400. However, the applicant has requested $132,400 for this line item.

Allowance for Planning and Design for this project is $132,400.

7.             Sub-total

The subtotal for project costs applied for is 3,500,000. The actual cost was adjusted to $3,500,000.

Therefore, the Sub-total is $3,500,000.

8.             DEP Fee

DEP Fee = $3,500,000 x 2% = $70,000

This item represents the DEP Loan Surcharge or Loan Origination Fee imposed by DEP as a portion of the cost of the project of the borrower.  This DEP Loan Surcharge or Loan Origination Fee is a portion of the cost of the project that has been incurred for engineering and environmental services provided by DEP for

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the borrower in connection with, and as a condition precedent to, the inclusion of the project of the borrower in the 2008 Financing Program of the Trust.  As a portion of the cost of the borrower’s project that represents a condition precedent to the inclusion of the borrower’s project in the 2008 Financing Program of the Trust, the DEP Loan Surcharge or Loan Origination Fee represents a program expense of the 2008 Financing Program of the Trust and will be financed for the borrower as part of the Trust loan made by the Trust to the borrower from the proceeds of the Trust bonds, the Trust shall direct the trustee for the Trust bonds to transfer to DEP from the Project Fund the DEP Loan Surcharge or Loan Origination Fee allocable to the borrower.  The DEP’s authority to assess a Loan Surcharge or Loan Origination Fee was established pursuant to P.L. 2002, c.34 approved on July 1, 2002.

9.	Total Project Costs:

The total project costs are $3,570,000

I.  Disbursement to Borrower is: $3,500,000.

    Fund Share is $1,750,000.

    Trust Share is $1,750,000.

II. Disbursement to DEP is $70,000.

EXHIBIT C

Estimated Disbursement Schedule

C-1

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EXHIBIT C

The following is a schedule of the estimated disbursements for this loan. Disbursements to the project sponsor for any given month shall not exceed the amounts indicated below plus any undisbursed amount from the previous months.

Year	Month	Fund Share Borrower Disbursement	Trust Share Borrower Disbursement	Trust Share DEP Disbursement		Total
2008	November	$0	$0	$	*70,000	$	*70,000
	November
	December

2009	January	0	0				0
	February	0	0				0
	March	262,500	262,500				525,000
	April	225,000	225,000				450,000
	May	275,000	275,000				550,000
	June	275,000	275,000				550,000
	July	225,000	225,000				450,000
	August	300,000	300,000				600,000
	September	93,750	93,750				187,500
	October	93,750	93,750				187,500

	TOTAL	$1,750,000	$1,750,000	$	*70,000		$3,570,000

*This is the DEP loan origination fee.  No action is required on the part of the borrower.
The trust will make a single transfer to DEP, through the Trust’s Trustee, on behalf of all of the Borrowers in 2008 Financing Program.

EXHIBIT D

Specimen Borrower Bond

D-1

EXHIBIT E

Opinions of Borrower's Bond and General Counsels

E-1

EXHIBIT F

Additional Covenants and Requirements

None.

F-1

EXHIBIT G

General Administrative Requirements for the
State Environmental Infrastructure Financing Program

G-1

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EXHIBIT G

General Administrative and Special Requirements

The following General Administrative Requirements are applicable to this Loan.  The listing of these requirements does not limit, or otherwise alter, the project sponsor’s obligations under the Federal Safe Drinking Water Act, the New Jersey Safe Drinking Water Act, the State rules under N.J.A.C. 7:22, the Fund and Trust Loan Agreements, or the Special Requirements.  The Special Requirements specific to this project are found in this Exhibit after the listing of General Administrative Requirements.

1.             Operation and Maintenance Manual (O&M Manual)

During construction (i.e., prior to initiation of operation), the project sponsor shall certify to the Trust, in the case of a Trust Loan, and to the New Jersey Department of Environmental Protection (Department), in the case of a Fund Loan, that a final Plan of Operation, and an O&M Manual have been developed for the project.

2.             Project Performance

The project sponsor shall comply with the project performance provisions of N.J.A.C. 7:22-3.30 and 7:22-4.30.  As a minimum, unless further specified, the project performance standards shall consist of N.J.A.C. 7.10-11, “Standards for Construction of Public Community Systems”.

3.             Flood Insurance

The project sponsor shall acquire or have the construction contractor acquire, as appropriate flood insurance made available under the National Flood Insurance Act of 1968, as amended.  Insurance coverage shall begin with the period of construction and continue for the entire useful life of the facility.  The insurance shall be in an amount at least equal to the allowable improvements or the maximum limit of coverage made available to the project sponsor under the National Flood Insurance Act, whichever is less.  The project sponsor must comply with this requirement prior to the release of the initial payment for construction work.

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4.	Audit

The project sponsor shall have an annual financial audit performed if the project sponsor expended $500,000 or more in State and/or Federal financial assistance during the project sponsor’s fiscal year. The audit shall be performed in accordance with the Single Audit Act, Federal OMB Circular No. A-133, and State Policy OMB Circular 04-04-OMB. Copies of all audit reports must be submitted to the New Jersey Department of Environmental Protection, Office of Audit, P.O. Box 402, Trenton, New Jersey 08625.

If the project sponsor expended less than $500,000 in State and/or Federal financial assistance within their fiscal year, but expend $100,000 or more in State and/or Federal financial assistance within their fiscal year, the project sponsor shall have either a financial statement audit performed in accordance with Government Auditing Standards (Yellow Book) or a program-specific audit performed in accordance with the Act, Amendments, OMB Circular No. A-133 Revised and State policy.

Program-specific audits in accordance with OMB Circular No. A-133 Revised can be elected when a project sponsor expends Federal or State financial assistance under only one Federal or State program and the Federal or State program's laws, regulations, or grant agreements do not require a financial statement audit of the grantee."

4.	Socially and Economically Disadvantaged Individuals Utilization Plan

The project sponsor shall ensure that the contractor provides a Socially and Economically Disadvantaged Individuals (SED) Utilization Plan in accordance with N.J.A.C. 7:22-9.1 et seq. which outlines the entire contract work, each significant segment of the contract on which SEDs will or may participate and a description of how SEDs will be contracted.  This plan shall be submitted no later than 30 days after the contract award.

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SPECIAL REQUIREMENTS

Project Schedule:

The project sponsor unit shall expeditiously initiate and complete the project in accordance with the project schedule, which was submitted as part of the loan application and is repeated below.  Failure to promptly initiate and complete the project may result in the imposition of sanctions under N.J.A.C.  7:22-3.40 through 3.44 and N.J.A.C.  7:22-4.40 through 4.44.  In addition, failure to promptly award all sub agreement(s) for building the project within 12 months of the date of this loan may result in limitation of allowable costs as provided by N.J.A.C. 7:22-5.4(d) 5.This limitation on allowable costs incurred under contracts awarded after 12 months from the date of this loan are unallowable unless a special extension has been granted by the Department, in the case of a Fund Loan, and the Trust, in the case of a Trust Loan.

EVENT	DATE

ADVERTISEMENT:

Clean and Line Water Mains	December 19, 2008
BID RECEIPT:

Clean and Line Water Mains	January 20, 2009

AWARD:

Clean and Line Water Mains	February 20, 2009

ISSUANCE OF NOTICE TO PROCCED:

Clean and Line Water Mains	March 27, 2009

COMPLETION OF CONSTRUCTION:

Clean and Line Water Mains	October 27, 2009

INITATION OF OPERATION:

Clean and Line Water Mains	October 27, 2009

CERTIFICATION OF PROJECT:

Clean and Line Water Mains	October 27, 2010